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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of King Pharmaceuticals, Inc. for the registration of 1,500,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of Jones Pharma Incorporated included in the Annual Report on Form 10-K of King Pharmaceuticals, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Ernst & Young LLP
St. Louis, Missouri
June 29, 2001